UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2006, PETCO Animal Supplies, Inc. (the “Company”) and certain of its subsidiaries entered into a Fourth Amendment to Credit Agreement (the “Amendment”) relating to the Credit Agreement, dated as of January 13, 2005, as amended, among the Company, PETCO Animal Supplies Stores, Inc., the financial institutions party thereto and Wells Fargo Bank, National Association, as the administrative agent. Among other things, the Amendment increased the maximum borrowing under the credit facility from $200 million to $350 million, which will accommodate the Company’s previously announced $100 million stock repurchase program. The maturity date of the credit facility was also extended from January 31, 2010 to March 31, 2011. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Fourth Amendment, dated as of March 17, 2006, to Credit Agreement, dated as of January 13, 2005, as amended, by and among PETCO Animal Supplies, Inc., PETCO Animal Supplies Stores, Inc., the financial institutions party thereto as “Lenders” and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 23, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
Rodney Carter Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Fourth Amendment, dated as of March 17, 2006, to Credit Agreement, dated as of January 13, 2005, as amended, by and among PETCO Animal Supplies, Inc. and certain of its subsidiaries, the financial institutions party thereto as “Lenders” and Wells Fargo Bank, National Association, as administrative agent for the Lenders.